CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 19, 2013, with respect to the financial statements and financial highlights of Oppenheimer Global Strategic Income Fund/VA; Oppenheimer Main Street Small Cap Fund/VA (the successor to Oppenheimer Main Street Small- & Mid-Cap Fund/VA); Oppenheimer Discovery Mid Cap Growth Fund/VA (the successor to Oppenheimer Small- & Mid-Cap Growth Fund/VA); Oppenheimer Global Fund/VA (the successor to Oppenheimer Global Securities Fund/VA); Oppenheimer Capital Appreciation Fund/VA; Oppenheimer Core Bond Fund/VA; Oppenheimer Money Fund/VA; Oppenheimer Equity Income Fund/VA (the successor to Oppenheimer Value Fund/VA); Oppenheimer Capital Income Fund/VA (the successor to Oppenheimer Balanced Fund/VA); and Oppenheimer Main Street Fund/VA (each a separate series of Oppenheimer Variable Account Funds) and Oppenheimer Global Strategic Income Fund/VA (Cayman) Ltd., incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado

February 5, 2014